Exhibit 99.2

March 11, 2011

Dear Stockholder:

At Inland American Real Estate Trust, Inc. (“Inland American”), we believe it is important to align our   management’s strategic goals with the needs of our stockholders.  We benchmark and evaluate the success of our activities on our ability to provide a stable income and bring value to our investors.  One of these successful alignments is the announcement of our amended share repurchase program (“SRP”).  Our ability to manage our cash flow, our debt maturities, and deliver solid results were key factors in the decision to re-establish the program.  As 2011 moves along, we will continue to execute all elements of our business strategy to drive results.  These elements include:

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Preserving our conservative financial structure.

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Increasing occupancy across our portfolio.

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Increasing rental rates in recovering markets to improve our operating profits.

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Maintaining our disciplined acquisition and disposition approach to enhance the quality of our portfolio.

4th Quarter Chairman’s Webcast, April 5, 2011

We are pleased to announce that all stockholders can join us for our live 2010 fourth quarter update webcast on Tuesday, April 5, 2011 at 2:00 PM CT.  Register at www.inlandamerican.com.

1099s

Form 1099-DIVs were mailed to stockholders on or before January 31, 2011 by DST Systems, Inc., Inland American’s transfer agent.   If your investment is held in a retirement account, such as an IRA, SEP or ROTH, your custodian will provide you with any necessary tax information.  Your account information, including tax information, may be accessed on Inland American’s website at www.inlandamerican.com by selecting Investor Relations.  If you do not have a user name and password, you may register for one online.   For the year ended December 31, 2010, we paid distributions of approximately $417 million.  Of that amount, approximately 66.15 percent will be treated as non-dividend distributions for income tax purposes only.  Please note that in accordance with Inland American’s policy we do not return investor capital to pay any dividend distributions.

Please consult your tax professional with any questions regarding the filing of your individual tax return.  We are unable to provide tax or legal advice.  If you require a duplicate Form 1099 or have any questions with regard to your Form 1099, please contact Inland Customer Service at 800.826.8228 or fax your written request to 630.218.4955.  If faxing a request, please include a contact number in case we have any questions.

Cash Distribution

We have enclosed your cash distribution equaling $0.04167 per share for the month of February 2011, paid at an annualized rate equal to $0.50 per share.  This equates to a 5 percent annualized yield on a share purchase price of $10.00 and a 6.2 percent annualized yield on our estimated per share value and our Distribution Reinvestment Plan purchase price of $8.03.  If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check.

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We appreciate your investment in Inland American Real Estate Trust, Inc.   If you have any questions, please contact your financial advisor or Inland Customer Service at 800.826.8228.

Sincerely,

INLAND AMERICAN REAL ESTATE TRUST, INC.

Robert D. Parks	Brenda Gail Gujral
Chairman of the Board	President

Enclosure

cc:  Trustee

       Broker Dealer

       Financial Advisor

The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.